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                           CERTIFICATE OF FORMATION
                                      OF
                           SUNSHINE CONCERTS, L.L.C.



                  This Certificate of Formation of Sunshine Concerts, L.L.C. (the "LLC"), dated as of June 5, 1997, is being duly executed and filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.)

                  FIRST. The name of the linited liability company formed hereby is Sunshine Concerts, L.L.C.

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                                     /s/ James G. Leyden, Jr.
                                                    ---------------------------
                                                    Name:  James G. Leyden, Jr.
                                                    Authorized Person